EXHIBIT 5

ROLLOVER AGREEMENT dated as of November 4, 2005 among Cap Rock Holding Corporation, a Delaware corporation (“Parent”), LGB Cap Rock LLC, a Delaware limited liability company (the “LGB Shareholder”), and David W. Pruitt, Ulen A. North, Jr., Sam Prough and Celia B. Page (each, a “Shareholder” and, together with the LGB Shareholder, the “Purchasers”).

WHEREAS Parent and Cap Rock Energy Corporation, a Texas corporation (the “Company”), propose to enter into an Agreement and Plan of Share Exchange dated as of the date hereof (as the same may be amended or supplemented, the “Exchange Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Exchange Agreement);

WHEREAS Parent and each Shareholder have entered into the Principal Shareholder Agreement, dated as of the date hereof;

WHEREAS each Shareholder intends to subscribe for the number of shares of Parent common stock, par value $0.01 (the “Parent Common Stock”) set forth opposite his or her name on Schedule A hereto (the “Purchased Shares”) and the LGB Shareholder intends to subscribe for the Remaining Shares (as defined below); and

WHEREAS, as a condition to its willingness to enter into the Exchange Agreement, Parent has requested that each Shareholder and the LGB Shareholder enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Subscription for and Acquisition
of Common Stock

Section 1.01. Issuance of Parent Common Stock to Shareholders. On the terms and subject to the conditions set forth in this Agreement, each Shareholder hereby subscribes for and agrees to acquire, and Parent hereby agrees to issue and transfer to such Shareholder, immediately prior to the Effective Time, the Purchased Shares, in consideration for an equal number of shares of Company Common Stock to be transferred to Parent by such Shareholder (the “Subject Shares”).

Section 1.02. Issuance of Parent Common Stock to LGB Shareholder. The term “Remaining Shares” shall represent shares of Parent Common Stock, the number of which shall be determined by (a) calculating the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (disregarding the effects of any transactions contemplated herein), and (b) subtracting from such number the total number of Purchased Shares to be issued and transferred to all Shareholders pursuant to Section 1.01. On the terms and subject to the conditions set forth in this

Agreement, the LGB Shareholder hereby subscribes for and agrees to acquire, and Parent hereby agrees to issue and transfer to the LGB Shareholder, the Remaining Shares, immediately prior to the Effective Time, in consideration for a cash purchase price of $21.75 per Remaining Share.

Section 1.03. The Closing. The closing (the “Closing”) of the acquisition and transfer under Sections 1.01 and 1.02 of the Parent Common Stock shall occur on the Closing Date at the offices of Cravath, Swaine & Moore LLP, located at 825 Eighth Avenue, New York, NY 10019.

ARTICLE II

Representations and Warranties of Parent

Parent represents and warrants to each Purchaser on the date hereof and on and as of the Closing Date as follows:

Section 2.01. Authorization; Validity. Parent has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

Section 2.02. Capitalization. The Parent Common Stock to be issued to each Purchaser pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly authorized and validly issued and, upon receipt by Parent of the consideration to be received hereunder, will be fully paid and nonassessable.

Section 2.03. No Conflicts; No Violations. None of the execution, delivery or performance of this Agreement by Parent will conflict with Parent’s Articles of Incorporation or By-laws or result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Parent is a party or by which Parent or its property is bound.

ARTICLE III

Representations and Warranties of the Purchasers

Each Purchaser hereby, severally and not jointly, represents and warrants to Parent on the date hereof and on and as of the Closing Date, with respect to itself, as follows:

Section 3.01 Authority; No Other Action. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser. The Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The execution and delivery by the Purchaser of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under, any provision of any Contract to which the Purchaser is a party or by which any properties or assets of the Purchaser are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to the Purchaser or the properties or assets of the Purchaser. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the Schedule 13E-3 and such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

Section 3.02. Investment Intention; No Resales. The Purchaser is acquiring the Purchased Shares or Remaining Shares, as the case may be, for investment, solely for its own account and not with a view to, or for resale in connection with, the distribution thereof; provided, however, that the Purchaser shall have the right at all times to sell or otherwise dispose of all or any part of the Parent Common Stock so acquired by the Purchaser pursuant to the terms of the Shareholders Agreement (as defined below).

Section 3.03. Stock Unregistered. The Purchaser has been advised by Parent that (a) the offer and sale of the Parent Common Stock has not been registered under the Securities Act or the securities laws of any other jurisdiction; (b) the offering and sale of the Parent Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act; and (c) there is no established market for the Parent Common Stock, and it is not anticipated that there will be any public market for the Parent Common Stock in the foreseeable future.

Section 3.04. Parent Information. The Purchaser confirms that neither Parent nor any of its employees, officers, directors, affiliates or agents has made any representations or warranties to the Purchaser regarding (A) the value of the Parent Common Stock, (B) the business, assets, liabilities, results of operations, financial condition or prospects of Parent or its subsidiaries (including the Company and its subsidiaries), (C) the plans or intentions of Parent, its employees, officers, directors, affiliates or agents with respect to the Company and its subsidiaries or their business, operation or management, or (D) any other consideration to be paid to Purchaser by Parent or any of its subsidiaries in connection with the transactions contemplated herein or otherwise, except to the extent set forth in this Agreement.

ARTICLE IV

Representations and Warranties of the Shareholders

Each Shareholder hereby, severally and not jointly, represents and warrants to Parent on the date hereof and on and as of the Closing Date, with respect to himself or herself, as follows:

Section 4.01. The Subject Shares. The Shareholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares, free and clear of any Liens. The Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by the Principal Shareholder Agreement.

Section 4.02. Further Authorization. If the Shareholder is married and the Subject Shares of the Shareholder constitute community property or such Shareholder otherwise needs spousal or other approval for this Agreement and the transactions contemplated herein to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such spouse in accordance with its terms. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

ARTICLE V

Conditions Precedent

Section 5.01. Conditions to Each Party’s Obligation. The respective obligation of each party to effect the transactions contemplated hereunder is subject to the satisfaction or waiver of all conditions precedent to the Exchange set forth in Article VII of the Exchange Agreement.

Section 5.02 Conditions to Parent’s Obligation. The obligation of Parent to effect the transactions contemplated herein is subject to the execution and delivery by each party hereto of an agreement substantially in the form of the shareholders agreement (the “Shareholders Agreement”) attached as Exhibit A to the letter from Parent to each of the Purchasers dated as of the date hereof.

ARTICLE VI

Miscellaneous

Section 6.01. Binding Effect. All obligations imposed upon each Purchaser, and all rights granted to Parent hereunder, shall be binding upon each Purchaser’s heirs, legal representatives and successors. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Parent or any Purchaser. Any attempted assignment or transfer in violation of this Section 6.01 shall be void.

Section 6.02. Recapitalizations, Exchanges, etc., Affecting Parent Common Stock or Company Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Purchased Shares, Remaining Shares and Subject Shares and to any and all shares of capital stock of Parent and the Company or any successors or assigns of Parent and the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Purchased Shares, Remaining Shares or Subject Shares, as the case may be, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted if necessary.

Section 6.03. Amendment. This Agreement may be amended only by a written instrument signed by Parent and each Purchaser.

Section 6.04. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when sent by registered or certified mail, return receipt requested, postage prepaid and when received, if delivered personally or otherwise, to the party to whom it is directed:

If to Parent, to it at the following address:

Cap Rock Holding Corporation c/o Goldberg Lindsay & Co. LLC 630 Fifth Avenue New York, NY 10111 Attention: J. Russell Triedman
with copies to: Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Attention: Richard Hall, Esq.
Clark, Thomas & Winters, P.C. 300 West 6th Street 15th Floor Austin, Texas 78701 Attention: Walter Demond, Esq.

If to the LGB Shareholder, to it at the following address:

LGB Cap Rock LLC
c/o Goldberg Lindsay & Co. LLC
630 Fifth Avenue
New York, New York 10111
Attention: J. Russell Triedman
with a copy to: Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Attention: Richard Hall, Esq.

If to a Shareholder, to it at the following address:

Cap Rock Energy Corporation 500 West Wall Street, Suite 400 Midland, Texas 79701

or at such other address as the parties hereto shall have specified by notice in writing to the other parties (provided that such notice of change of address shall be deemed to have been duly given only when actually received).

Section 6.05. APPLICABLE LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

Section 6.06. Integration. This Agreement, the Exchange Agreement, the Principal Shareholder Agreement and the Shareholders Agreement, and the documents referred to herein and therein or delivered pursuant hereto or thereto which form a part hereof or thereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, in the Exchange Agreement, the Principal Shareholder Agreement and the Shareholders Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, other than such agreements and understandings set forth in the Exchange Agreement, the Principal Shareholder Agreement and the Shareholders Agreement, provided that in the event of any inconsistency between the Exchange Agreement and this Agreement (or any document delivered pursuant hereto), the terms and conditions of the Exchange Agreement shall control. FOR THE AVOIDANCE OF DOUBT, SUCH TERMS AND CONDITIONS SHALL INCLUDE THE APPLICABLE LAW, EXCLUSIVE JURISDICTION, SERVICE OF PROCESS, LAYING OF VENUE

AND WAIVER OF JURY TRIAL PROVISIONS PROVIDED FOR IN THE EXCHANGE AGREEMENT.

Section 6.07. Descriptive Headings. The headings in this Agreement are for convenience or reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 6.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 6.09. Rights Cumulative; Waiver. The rights and remedies of each of the parties hereto shall be cumulative and not exclusive of any rights or remedies which it would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by such party in exercising any right or remedy shall impair such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

Section 6.10. EXCLUSIVE JURISDICTION; WAIVER OF JURY TRIAL. (A)  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (I) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (II) UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO AGREES TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING HERETO EITHER IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IF SUCH SUIT, ACTION OR OTHER PROCEEDING MAY NOT BE BROUGHT IN SUCH COURT FOR JURISDICTIONAL REASONS, IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH PURSUANT TO SECTION 6.04 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS CLAUSE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY

WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE PLAN, ANY AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN (X) THE SUPREME COURT OF NEW YORK, NEW YORK COUNTY, OR (Y) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.10.

Section 6.11. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CAP ROCK HOLDING CORPORATION,
by:
/s/ Russell Triedman
Name: Russell Triedman
Title: Vice President and Secretary

LGB CAP ROCK LLC,
by:
/s/ Robert Roriston
Name: Robert Roriston
Title: Manager

DAVID W. PRUITT,
by:
/s/ David Pruitt

ULEN A. NORTH, JR.,
by:
/s/ Ulen A. North, Jr.

SAM PROUGH,
by:
/s/ Sam Prough

CELIA PAGE,
by:
/s/ Celia Page

SCHEDULE A

Name of Shareholder	Number of Purchased Shares
David W. Pruitt	86,111
Ulen A. North, Jr.	12,469
Sam Prough	13,220
Celia B. Page	7,589